EXHIBIT 16

                              Mark Escoffery, P.A.
                           ---------------------------
                           Certified Public Accountant

4241-A Northlake Boulevard                                  Tel: (561) 627-1404
Palm Beach Gardens, FL 33610                                Fax: (561) 627-3844

December 11, 2001

Mr. Leon Wilde
Chief Financial Officer
Royal Finance, Inc.
1481 South Military Trail
West Palm Beach, Fl.33415

Dear Mr. Wilde,

I agree with the disclosures in your amended 8-K filed on November 30, 2001 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Mark Escoffery

Mark Escoffery P.A.